UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2017

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 11, 2017, the board of directors (the “Board of Directors”) of Catasys, Inc. (the “Company”) appointed Marc Cummins and Richard J. Berman. to serve on the Board of Directors and its Audit Committee, effective immediately.

There are no arrangements or understandings between Messrs. Cummins or Berman and any other person pursuant to which they were appointed as directors of the Company. There are no transactions to which the Company is a party and in which Messrs. Cummins or Berman have a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Cummins previously served on the Board of Directors until his resignation on December 15, 2010, and Mr. Berman has not previously held any position at the Company. Neither individual has family relations with any directors or executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catasys, Inc.

March 16, 2017	By:	/s/ Susan Etzel
Susan Etzel
Chief Financial Officer